Exhibit (d)(2)(a)

AMENDMENT NO. 2 TO THE PROSHARES TRUST ADVISORY FEE WAIVER AGREEMENT

DATED MAY 30, 2014

SCHEDULE A

TO PROSHARES TRUST ADVISORY FEE WAIVER AGREEMENT

As of June 11, 2015

As of October 1, 2014 through September 30, 2017 (the “applicable Period”) the Advisory fee limit applicable to each Fund shall be:

Tiered Advisory Fee Limit for each of the Funds listed below:

Net Assets		Net Assets	Rate
0	>	$4,000,000,000	0.75%
$4,000,000,000+	>	$5,500,000,000	0.70%
$5,500,000,000+	>	$7,000,000,000	0.65%
$7,000,000,000+	>	$8,500,000,000	0.60%
Above $8,500,000,000			0.55%

Funds

ProShares Hedge Replication ETF

ProShares Large Cap Core Plus

ProShares Merger ETF

ProShares RAFI® Long/Short

Short MarketCap

ProShares Short S&P500®

ProShares Short QQQ®

ProShares Short Dow30SM

ProShares Short MidCap400

ProShares Short Russell2000

ProShares Short SmallCap600

~~ProShares UltraShort Russell3000~~ (liquidated 1/22/15)

ProShares UltraShort S&P500®

ProShares UltraShort QQQ®

ProShares UltraShort Dow30SM

ProShares UltraShort MidCap400

ProShares UltraShort Russell2000

ProShares UltraShort SmallCap600

ProShares UltraPro Short S&P500®

ProShares UltraPro Short QQQ®

ProShares UltraPro Short Dow30SM

ProShares UltraPro Short MidCap400

ProShares UltraPro Short Russell2000

~~Short Style~~

~~ProShares UltraShort Russell1000 Value~~ (liquidated 1/22/15)

~~ProShares UltraShort Russell1000 Growth~~ (liquidated 1/22/15)

~~ProShares UltraShort Russell MidCap Value~~ (liquidated 1/22/15)

~~ProShares UltraShort Russell MidCap Growth~~ (liquidated 1/22/15)

~~ProShares UltraShort Russell2000 Value~~ (liquidated 1/22/15)

~~ProShares UltraShort Russell2000 Growth~~ (liquidated 1/22/15)

Short Sector

ProShares Short Basic Materials

ProShares Short Financials

ProShares Short Oil & Gas

ProShares Short Real Estate

ProShares Short S&P Regional Banking

ProShares Short Gold Miners

ProShares Short Junior Miners

ProShares UltraShort Basic Materials

ProShares UltraShort Nasdaq Biotechnology

ProShares UltraShort Consumer Goods

ProShares UltraShort Consumer Services

ProShares UltraShort Financials

ProShares UltraShort Gold Miners

ProShares UltraShort Health Care

ProShares UltraShort Homebuilders & Supplies

ProShares UltraShort Industrials

ProShares UltraShort Junior Miners

ProShares UltraShort Oil & Gas

ProShares UltraShort Oil & Gas Exploration & Production

ProShares UltraShort Real Estate

ProShares UltraShort Semiconductors

ProShares UltraShort Technology

ProShares UltraShort Telecommunications

ProShares UltraShort Utilities

[Redacted]

ProShares UltraPro Short Financials

ProShares UltraPro Short Nasdaq Biotechnology

[Redacted]

Short International

ProShares Short MSCI EAFE

ProShares Short MSCI Emerging Markets

ProShares Short FTSE China 50

ProShares UltraShort MSCI EAFE

ProShares UltraShort MSCI Emerging Markets

ProShares UltraShort FTSE Europe

ProShares UltraShort MSCI Pacific ex-Japan

ProShares UltraShort MSCI Brazil Capped

ProShares UltraShort FTSE China 50

ProShares UltraShort MSCI Japan

ProShares UltraShort MSCI Mexico Capped IMI

Short Fixed Income

ProShares Short 7-10 Year Treasury

ProShares Short 20+ Year Treasury

ProShares Short High Yield

ProShares Short Investment Grade Corporate

ProShares UltraShort 3-7 Year Treasury

ProShares UltraShort 7-10 Year Treasury

ProShares UltraShort 20+ Year Treasury

ProShares UltraShort TIPS

ProShares UltraPro Short 20+ Year Treasury

Ultra MarketCap

~~ProShares Ultra Russell3000~~ (liquidated 1/22/15)

ProShares Ultra S&P500®

ProShares Ultra QQQ®

ProShares Ultra Dow30SM

ProShares Ultra MidCap400

ProShares Ultra Russell2000

ProShares Ultra SmallCap600

ProShares UltraPro S&P500®

ProShares UltraPro QQQ®

ProShares UltraPro Dow30SM

ProShares UltraPro MidCap400

ProShares UltraPro Russell2000

~~Ultra Style~~

~~ProShares Ultra Russell1000 Value~~ (liquidated 1/22/15)

~~ProShares Ultra Russell1000 Growth~~ (liquidated 1/22/15)

~~ProShares Ultra Russell MidCap Value~~ (liquidated 1/22/15)

~~ProShares Ultra Russell MidCap Growth~~ (liquidated 1/22/15)

~~ProShares Ultra Russell2000 Value~~ (liquidated 1/22/15)

~~ProShares Ultra Russell2000 Growth~~ (liquidated 1/22/15)

Ultra Sector

ProShares Ultra Basic Materials

ProShares Ultra Nasdaq Biotechnology

ProShares Ultra Consumer Goods

ProShares Ultra Consumer Services

ProShares Ultra Financials

ProShares Ultra Gold Miners

ProShares Ultra Health Care

ProShares Ultra Homebuilders & Supplies

ProShares Ultra Industrials

ProShares Ultra Junior Miners

ProShares Ultra Oil & Gas

ProShares Ultra Oil & Gas Exploration & Production

ProShares Ultra Real Estate

ProShares Ultra S&P Regional Banking

ProShares Ultra Semiconductors

ProShares Ultra Technology

ProShares Ultra Telecommunications

ProShares Ultra Utilities

ProShares UltraPro Financials

[Redacted]

ProShares UltraPro Nasdaq Biotechnology

[Redacted]

Ultra International

ProShares Ultra MSCI EAFE

ProShares Ultra MSCI Emerging Markets

ProShares Ultra FTSE Europe

ProShares Ultra MSCI Pacific ex-Japan

ProShares Ultra MSCI Brazil Capped

ProShares Ultra FTSE China 50

ProShares Ultra MSCI Japan

ProShares Ultra MSCI Mexico Capped IMI

Ultra Fixed Income

ProShares Ultra 7-10 Year Treasury

ProShares Ultra 20+ Year Treasury

ProShares Ultra High Yield

ProShares Ultra Investment Grade Corporate

PROSHARE ADVISORS LLC, a Maryland limited liability company		PROSHARES TRUST, a Delaware statutory trust

By:	/s/ Michael L. Sapir	By:	/s/ Todd B. Johnson
	Michael L. Sapir Chief Executive Officer		Todd B. Johnson President